UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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[ ]	Soliciting Material Pursuant to §240.14a-12

Transcat, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRANSCAT, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
SEPTEMBER 11, 2019

The annual meeting of shareholders of Transcat, Inc. will be held on Wednesday, September 11, 2019 at 12:00 p.m. (Eastern Time). The annual meeting will be conducted as a virtual meeting of shareholders by means of a live webcast. We believe that hosting a virtual meeting will enable greater shareholder attendance and participation from any location. You will be able to attend the annual meeting, vote your shares via the internet and submit your questions during the meeting via the internet by visiting www.virtualshareholdermeeting.com/TRNS2019. There will not be a physical meeting location and you will not be able to attend the annual meeting in person.

The annual meeting is being held for the following purposes, which are more fully described in the accompanying proxy statement:

●	to elect three directors;

●	to fix the number of directors constituting the board of directors at ten;

●	to approve, on an advisory basis, the compensation of our named executive officers (“say-on- pay”);

●	to vote, on an advisory basis, on the frequency (every year, two years or three years) of future advisory votes on the compensation of our named executive officers (“say-on-frequency”);

●	to ratify the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 28, 2020; and

●	to transact such other business as may properly come before the annual meeting or at any adjournment of the meeting.

Our board of directors has fixed the close of business on July 17, 2019 as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting and at any adjournment of the annual meeting.

We are following the Securities and Exchange Commission’s “e-proxy” rules that allow public companies to furnish proxy materials to shareholders over the internet. The “e-proxy” rules remove the requirement for public companies to automatically send shareholders a full, printed copy of proxy materials and allow them instead to deliver to their shareholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and to provide online access to the documents. The Notice of Internet Availability provides instructions on how to view our proxy materials for the annual meeting on the internet and vote, and request a printed copy of the proxy materials. These “e-proxy” rules allow us to provide you with the information you need, while lowering the cost of delivery and reducing the environmental impact of our annual meeting.

By Order of the Board of Directors

Lee D. Rudow President and Chief Executive Officer

Rochester, New York
July 25, 2019

Your Vote is Important. Whether or not you expect to participate in the annual meeting, we hope you will vote as soon as possible. You may vote by the internet, by telephone, or, if you received paper copies of the proxy materials by mail, by mailing a proxy card or voting instruction form. We encourage you to vote using the internet, as it is the most cost-effective way to vote. Even if you have voted by internet, telephone or proxy card, you may still vote via the internet if you attend the virtual meeting. If you own your shares through a broker we encourage you to follow the instructions provided by your broker about how to vote. Unless you provide your broker with voting instructions, your broker may not vote your shares on the proposal to elect three directors, fix the board size at ten, the advisory vote on executive compensation or the advisory vote on the frequency of the vote on executive compensation.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 11, 2019

Our Proxy Statement and Annual Report to Shareholders are available online at
www.proxyvote.com

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TRANSCAT, INC.
PROXY STATEMENT

The board of directors of Transcat, Inc., an Ohio corporation, is providing these proxy materials in connection with the solicitation by our board of directors of proxies for use at the annual meeting of shareholders to be held on Wednesday, September 11, 2019 at 12:00 p.m. (Eastern Time), or at any adjournment of the meeting, for the purposes set forth in this proxy statement. The proxy materials are being made available to you on the internet, or by printed versions if requested and delivered to you by mail.

Location of Annual Meeting

The annual meeting will be conducted as a virtual meeting of shareholders by means of a live webcast. We believe that hosting a virtual meeting will enable greater shareholder attendance and participation from any location. By visiting www.virtualshareholdermeeting.com/TRNS2019, you will be able to attend the annual meeting, vote your shares, and submit your questions during the meeting via the internet. There will not be a physical meeting location and you will not be able to attend in person. We invite you to attend the annual meeting and request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may vote by internet, by telephone, or, if you requested and received paper copies of the proxy materials by mail, you may also vote by completing and mailing your proxy card.

Proxy Materials

These proxy materials include:

●	Our Annual Report to Shareholders for the fiscal year ended March 30, 2019 (“fiscal 2019”); and

●	Notice of 2019 Annual Meeting and Proxy Statement.

If you request and receive printed versions of the proxy materials by mail, these proxy materials also include a proxy card.

Notice and Access of Proxy Materials

We are following the Securities and Exchange Commission’s “e-proxy” rules that allow public companies to furnish proxy materials to shareholders over the internet. The “e-proxy” rules remove the requirement for public companies to automatically send shareholders a full, printed copy of proxy materials and allow them instead to deliver to their shareholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and to provide online access to the documents. Accordingly, we mailed the Notice of Internet Availability to our shareholders of record on or about July 25, 2019.

The Notice of Internet Availability provides instructions on how to:

●	View our proxy materials for the annual meeting on the internet and vote; and

●	Request a printed copy of the proxy materials.

In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the environmental impact of printed materials.

Viewing Proxy Materials on the Internet

We are making this proxy statement and voting instructions available to shareholders on or about July 25, 2019 at www.proxyvote.com. We are also making our 2019 Annual Report to Shareholders available at the same time and by the same method. The 2019 Annual Report to Shareholders is not a part of the proxy solicitation materials and is not incorporated herein by reference. Our Annual Report on Form 10-K for fiscal 2019, as filed with the Securities and Exchange Commission, is included in the 2019 Annual Report to Shareholders and includes our audited consolidated financial statements, along with other information about us, which we encourage you to read.

How to Receive a Printed Copy of the Proxy Materials

Shareholder of Record. You may request a printed copy of the proxy materials by any of the following methods:

●	Telephone: call toll-free at 1-800-579-1639;

●	Internet at www.proxyvote.com; or

●

E-mail at sendmaterial@proxyvote.com with “Proxy Materials Transcat, Inc.” in the subject line. In the message, include your full name and address, the number located in the shaded bar on the reverse side of the Notice of Internet Availability and state that you want to receive a paper copy of current and/or future proxy materials.

Beneficial Owner. You may request a printed copy of the proxy materials by following the instructions provided to you by your broker, bank or nominee.

Record Date and Shares Outstanding

Each holder of shares of our common stock at the close of business on July 17, 2019, the record date for the annual meeting, is entitled to notice of and to vote at the annual meeting. We have one class of shares outstanding, designated common stock, $0.50 par value per share. As of the record date, there were 7,304,847 shares of our common stock issued and outstanding.

Quorum

A quorum is required for shareholders to conduct business at the annual meeting. According to our Code of Regulations, as amended, the holders of a majority of the issued and outstanding shares of our common stock present in person or by proxy at the meeting will constitute a quorum.

Vote Required

The table below shows the vote required to approve each of the proposals described in this proxy statement, assuming the presence of a quorum, in person or by proxy, at the annual meeting.

Proposal	Description	Vote Required
One	Election of three directors	Plurality of the votes duly cast at the annual meeting

Two	To fix the number of directors constituting the board of directors at ten	Majority of the shares which are represented at the annual meeting

Three	To approve, on an advisory basis, the compensation of our named executive officers	Majority of the votes duly cast at the annual meeting (1)

Four	To vote, on an advisory basis, on the frequency of future advisory votes on the compensation of our named executive officers	Plurality of the votes duly cast at the annual meeting (1)

Five	To ratify the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 28, 2020	Majority of the votes duly cast at the annual meeting (2)

____________________

(1)

The results of the advisory vote to approve the compensation of our named executive officers and the advisory vote on the frequency of future advisory votes on executive compensation are not binding on our board of directors or our compensation committee. However, our board and our compensation committee value the opinions expressed by our shareholders in their votes on these proposals and will consider the outcome of the votes when making future compensation decisions regarding our named executive officers and when determining the frequency of future advisory votes on the compensation of our named executive officers.

(2)

We are presenting the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm to our shareholders for ratification. The audit committee will consider the outcome of this vote when selecting our independent registered public accounting firm for subsequent fiscal years.

Recommendations of our Board of Directors

Our board of directors recommends that shareholders vote their shares:

●	FOR the three director nominees named in this proxy statement;

●	FOR the proposal to fix the number of directors constituting the board of directors at ten;

●	FOR the proposal to approve, on an advisory basis, the compensation of our named executive officers;

●	FOR “one year” for the proposal on the frequency of future advisory votes on the compensation of our named executive officers; and

●	FOR the ratification of the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 28, 2020.

The Virtual Meeting

We will be hosting the annual meeting only by means of a live webcast. There will not be a physical meeting location and you will not be able to attend the meeting in person. Please be assured that you will be afforded the same rights and opportunities to participate in the virtual meeting as you would at an in-person meeting. By going to www.virtualshareholdermeeting.com/TRNS2019, you will be able to listen to the annual meeting, submit questions and vote. If you wish to listen to the annual meeting, but do not wish to submit questions or vote during the annual meeting, you may go to www.virtualshareholdermeeting.com/TRNS2019 and log in as a guest.

The annual meeting webcast will start at 12:00 p.m. (Eastern Time) on Wednesday, September 11, 2019. We encourage you to access the meeting website prior to the start time to allow time for check in. If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call (585) 360-0860 for our technical support.

You do not need to register to attend the annual meeting webcast. Follow the instructions on your Notice of Internet Availability or proxy card (if you requested and received a printed copy of the proxy materials) to access the annual meeting.

Procedures for Asking Questions at the Annual Meeting

If you wish to submit a question the day of the annual meeting you may log into the virtual meeting platform at www.virtualshareholdermeeting.com/TRNS2019, type your question into the “Ask a Question” field, and click “Submit.”

Questions pertinent to meeting matters will be answered during the annual meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, are not pertinent to annual meeting matters and therefore will not be answered.

Procedures for Voting at the Annual Meeting

The procedures for voting are set forth below:

Shareholder of Record: Shares Registered in Your Name. If, on July 17, 2019, your shares of our common stock were registered directly in your name with our transfer agent, Computershare, then you are a shareholder of record. If you are a shareholder of record, there are four ways to vote:

●	By internet at www.proxyvote.com. We encourage you to vote this way.

●	By touch tone telephone: call toll-free at 1-800-690-6903.

●	By completing and mailing your proxy card (if you requested and received a printed copy of the proxy materials).

●

At the annual meeting: instructions on how to vote during the annual meeting webcast are posted at www.virtualshareholdermeeting.com/TRNS2019. Votes submitted during the annual meeting must be received no later than the closing of the polls at the annual meeting.

Whether or not you plan to attend the meeting, we urge you to vote to ensure your vote is counted. You may still attend the meeting and vote your shares if you have already voted by proxy. Only the latest vote you submit will be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank. If, on July 17, 2019, your shares of our common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being made available to you by that organization along with a voting instruction card. As a beneficial owner, you must vote your shares in the manner prescribed by your broker, bank or nominee (“broker”). Your broker has enclosed or otherwise provided a voting instruction card for you to use in directing the broker how to vote your shares. Check the voting instruction card used by that organization to see if it offers internet or telephone voting.

Instead of directing your broker how to vote your shares, you may elect to attend the annual meeting and vote your shares during the meeting. Instructions on how to vote during the annual meeting webcast are posted at www.virtualshareholdermeeting.com/TRNS2019. Votes submitted during the annual meeting must be received no later than the closing of the polls at the annual meeting.

Votes

Each shareholder is entitled to one vote for each share of common stock held as of July 17, 2019, the record date for the meeting. You may either vote “FOR” or “WITHHOLD” authority to vote for our nominees for the board of directors in Proposal 1. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal 2 (to fix the number of directors at ten), Proposal 3 (advisory vote to approve the compensation of our named executive officers), and Proposal 5 (to ratify the selection of our independent registered public accounting firm). You may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN” on Proposal 4 (advisory vote to determine the frequency of future advisory votes on the compensation of our named executive officers).

Voting in the Event No Specific Instructions are Given

Shareholder of Record. If you are a shareholder of record and you (i) indicate when voting on the internet or by telephone that you wish to vote as recommended by our board, or (ii) sign and return a proxy card without giving specific voting instructions, then the named proxies will vote your shares in the manner recommended by our board (i.e., FOR each of the director nominees named in Proposal 1 and FOR Proposals 2, 3 and 5, and for ONE YEAR in Proposal 4) and in their discretion with respect to any other matters properly presented for a vote at the annual meeting or at any adjournment or postponement of the meeting.

Beneficial Owner. If you do not provide your broker with specific voting instructions, or if you do not vote the shares at the annual meeting, your shares will not be voted or counted with respect to Proposals 1, 2, 3 and 4, which are non-routine proposals. Your broker has discretionary authority to vote your uninstructed shares with respect to Proposal 5, which is a routine proposal.

Effect of Abstentions

An abstention represents a shareholder’s affirmative choice to decline to vote on a proposal other than the election of directors. Shares that abstain from voting on a proposal are counted for the purpose of determining the presence of a quorum but are not considered votes “duly cast” for a proposal. Thus, abstentions will have no effect on the outcome of the vote on the proposals requiring the approval of a plurality or a majority of votes duly cast (Proposals 1, 3, 4 and 5), because abstentions are not counted as votes duly cast. Abstentions will count as votes against Proposal 2 because approval of such proposal requires the affirmative vote of a majority of the shares which are represented at the meeting.

Effect of Not Casting Your Vote and Broker Non-Votes

If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

If you hold your shares in street name and do not provide voting instructions to your broker, your broker may still be able to vote your shares with respect to certain “discretionary” (or routine) items but will not be allowed to vote your shares with respect to certain “non-discretionary” (or non-routine) items. In the case of non-discretionary items, for which no instructions are received, the shares will be treated as “broker non-votes.” Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum. A broker will have discretionary authority to vote on Proposal 5 relating to the ratification of the selection of our independent registered public accounting firm but will not have discretionary authority to vote on any other matter. As a result, if you do not vote your street name shares, your broker has the authority to vote on your behalf with respect to Proposal 5 (the ratification of the selection of the independent registered public accounting firm), but not with respect to Proposal 1 (the election of directors), Proposal 2 (to fix the number of directors at ten), Proposal 3 (advisory vote to approve the compensation paid to our named executive officers), and Proposal 4 (advisory vote to determine the frequency of future advisory votes on the compensation of our named executive officers). Broker non-votes will have no effect on the outcome of Proposals 1, 3 and 4, however, broker non-votes will count as a vote against Proposal 2. We encourage you to provide instructions to your broker to vote your shares on Proposals 1, 2, 3 and 4.

Revocability of Proxies

You may change your vote or revoke your proxy at any time before it is voted at the annual meeting.

If you are a shareholder of record, you may change your vote or revoke your proxy in any one of the following ways:

●	You may submit a later-dated vote by internet or telephone (only your latest internet or telephone vote will be counted);

●	You may submit another properly completed, later-dated proxy card;

●	You may send a written notice that you are revoking your proxy to: Corporate Secretary, 35 Vantage Point Drive, Rochester, New York 14624, which must be received no later than September 10, 2019; or

●

You may attend the annual meeting webcast and vote during the meeting. Attending the meeting without voting during the meeting will not, by itself, revoke a previously submitted proxy unless you specifically request your prior proxy be revoked.

If you hold your shares in street name, contact your broker or other organization regarding how to revoke your instructions and change your vote. You may change your vote by submitting a later-dated vote on the internet or by telephone, if offered, or by participating in the annual meeting webcast and by submitting a later vote during the meeting.

Solicitation of Proxies

Our board of directors is soliciting proxies for use at the annual meeting, and we will bear the cost of the proxy solicitation. In addition to the posting or mailing of the proxy materials, our directors, officers and employees may solicit proxies personally, by telephone, by email or by other means of communication. We will not compensate any of these persons for soliciting proxies on our behalf. We will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. In addition, we have retained Regan & Associates, Inc., a professional solicitation firm, which will assist us in delivering the proxy materials and soliciting proxies for a fee of approximately $10,000.

Voting Results

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within four business days after the annual meeting.

Copy of our Annual Report on Form 10-K

You can obtain upon request, free of charge, a copy of our Annual Report on Form 10-K for fiscal 2019 by:

●	accessing our website, Transcat.com, and going to “SEC Filings” under “Investor Relations”;

●	writing to us at: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary; or

●	telephoning us at 585-352-7777.

You can also obtain a copy of our Annual Report on Form 10-K for fiscal 2019 and all other reports and information that we file with, or furnish to, the Securities and Exchange Commission from the Securities and Exchange Commission’s EDGAR database at www.sec.gov.

The information contained on our website is not a part of this proxy statement.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Our Code of Regulations currently provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, only a portion of our board of directors is elected each year. The term of three of our directors, Mr. Hadeed, Mr. Moore and Ms. Panzarella, will expire at this year’s annual meeting.

Based on the recommendation of the corporate governance and nominating committee, we have nominated Charles P. Hadeed, Paul D. Moore and Angela J. Panzarella, each to serve for a three-year term expiring in 2022. Unless authority to vote for one of the nominees is specifically withheld, proxies will be voted FOR the election of Mr. Hadeed, Mr. Moore and Ms. Panzarella.

The board of directors recommends that you vote FOR the election of each of Mr. Hadeed, Mr. Moore and Ms. Panzarella.

We do not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, determine, provided that proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

The Securities and Exchange Commission’s rules require us to briefly discuss the particular experience, qualifications, attributes or skills that led our board of directors to conclude that each director or nominee for director should serve on our board of directors. We have provided this discussion in a separate paragraph immediately below the biographical information of each director.

Nominees Proposed for Election as Directors for a Term Expiring in 2022

Charles P. Hadeed
Age: 69	Board Committee:
Director since: 2007	Executive (Chair)

Mr. Hadeed is our chairman of the board. He served as our executive chairman from July 2013 until June 2014, as our chief executive officer from April 2007 to July 2013, and as our president from May 2006 to September 2012. He also served as our chief operating officer from October 2004 to November 2011. Mr. Hadeed joined us in April 2002 as our vice president of finance and chief financial officer, a role he served in until May 2006. Prior to joining us, Mr. Hadeed most recently served as vice president-healthcare ventures group with Henry Schein Inc. Prior to that, he served as group vice president-operations at Del Laboratories Inc. and in various executive positions during his 20-year career at Bausch & Lomb Incorporated. Mr. Hadeed currently serves on the board of directors of IEC Electronics Corp. (NYSE American: IEC). He also served on the board of directors of several not-for-profit organizations in the greater Rochester, New York area.

Experience and Qualifications

As our former executive chairman, chief executive officer, president, chief operating officer, and vice president of finance and chief financial officer, Mr. Hadeed provides our board with invaluable institutional knowledge of the operations of our company, its markets and its customers. When Mr. Hadeed joined us in April 2002, our company was facing a number of critical challenges. His financial and management skills contributed to the resolution of those challenges, as well as the financial turnaround and growth the Company has experienced during his tenure with us. Mr. Hadeed continues to provide leadership for our sustained growth, profitability and financial stability.

Paul D. Moore
Age: 68	Board Committee:
Director since: 2001	Audit (Chair)

Mr. Moore retired as senior vice president of M&T Bank Corporation, a bank holding company, in March 2014. Prior to his retirement, Mr. Moore last served as senior credit officer overseeing all corporate lending activity in the Rochester, Buffalo and Binghamton, New York markets. Additionally, Mr. Moore had credit responsibility for M&T’s  automotive dealership customers throughout its Middle Atlantic markets. During his 35-year career at M&T Bank, Mr. Moore served as the commercial banking manager for the Rochester, New York market and held various commercial loan positions in Buffalo, New York.

Experience and Qualifications

Mr. Moore’s corporate banking career qualifies him to represent the interests of shareholders as a member of our board. Over the course of his career, he extended loans to thousands of companies and was required to assess the management, products, markets and financial performance of these businesses. This process has provided Mr. Moore with a broad perspective of what makes a business successful, an insight that is invaluable to our board, particularly as it relates to strategic planning and growth.

Angela J. Panzarella
Age: 61	Board Committees:
Director since: 2014	Compensation
Corporate Governance and Nominating
Technology

Ms. Panzarella is the chief executive officer of the YWCA of Rochester & Monroe County, a non-profit organization dedicated to eliminating racism and empowering women. She served as the interim chief executive officer of that organization from June 2018, until she was appointed as full-time chief executive officer in December 2018. From July 2017 until June 2018, Ms. Panzarella was a business consultant to the United Way of Greater Rochester, a non-profit organization dedicated to serving the Greater Rochester community. From November 2010 through January 2016, Ms. Panzarella was the President of ACM Medical Laboratory, Inc. (“ACM”), a clinical and global central laboratory that is a subsidiary of Rochester Regional Health System. Prior to joining ACM in 2010, Ms. Panzarella held various legal and executive positions with Bausch & Lomb Incorporated over her twenty-year career with the company, including her most recent role as corporate vice president-global vision care. Prior to joining Bausch & Lomb, she was an associate attorney at the law firm of Harris Beach, specializing in litigation. She is a member of the board of directors of UR Medicine Home Care.

Experience and Qualifications

Ms. Panzarella’s experience as a chief executive officer in a regulated services industry, which is similar to the industries we serve, positions her to provide valuable insight to our board and management in implementing our calibration services growth strategy.

Directors Whose Terms Do Not Expire at the 2019 Annual Meeting

Richard J. Harrison
Age: 74	Board Committee:
Director since: 2004	Audit
Term expires: 2020	Executive

Since November 2016, Mr. Harrison has served as vice chairman of MDO II (DealerDOCX), a document management company specializing in the retail automotive business. Mr. Harrison served as executive vice president and chief operating officer of Five Star Bank, a commercial bank, and its parent, Financial Institutions, Inc. (NASDAQ: FISI), from August 2012 until his retirement on March 31, 2016. Mr. Harrison previously served as executive vice president and senior retail lending administrator of Five Star Bank from 2009 until 2012. From 2003 until 2009, Mr. Harrison served as senior vice president of Five Star Bank and its predecessor, The National Bank of Geneva. He continues to provide consulting services for Five Star Bank. From January 2001 through January 2003, he served as executive vice president and chief credit officer of the Savings Bank of the Finger Lakes, as well as a director from 1997 through 2000. Prior to that, he held senior executive management positions with United Auto Finance, Inc., American Credit Services, Inc. (a subsidiary of Rochester Community Savings Bank), and Security Trust Company/Security New York State Corporation (now Bank of America). Mr. Harrison also serves and has served on the board of directors or as manager of several privately-held for profit and not-for-profit entities.

Experience and Qualifications

Mr. Harrison’s experience in analyzing complex financial transactions, as well as his skills in credit, financial statement analysis and risk management, qualify him as our audit committee financial expert. Mr. Harrison’s work with small to medium-size businesses throughout his career in banking and finance has provided him with an understanding of business-to-business marketing and provides our board with an understanding of the financial and business environment in which our company operates. His prior service on a publicly-traded company board also provides our board with valuable insight.

Gary J. Haseley
Age: 57	Board Committee:
Director since: 2015	Compensation (Chair)
Term expires: 2020	Executive
Technology

Mr. Haseley served as the senior vice president and general manager of Kaman Automation, Control & Energy, a division of Kaman Corporation, a manufacturer in the aerospace industry and the third largest distributor in the power transmission/motion control market, until his retirement in November 2016. Prior to joining Kaman, from January 2001 to August 2012, Mr. Haseley served as president and chief executive officer of Zeller Corporation, a distributor of electrical and automation components and solutions, which Kaman acquired in 2012. From 1995 until 2001, Mr. Haseley served as Zeller’s vice president of sales. Prior to joining Zeller, Mr. Haseley held various engineering and sales positions. Since May 2018, Mr. Haseley has served on the board of directors of Jerash Holdings (US), Inc. (NASDAQ: JRSH). Mr. Haseley has also served on the board of several other for profit and not-for-profit entities.

Experience and Qualifications

Mr. Haseley brings extensive knowledge in the distribution and services markets to our board. His role as chief executive officer of Zeller Corporation and subsequent operational and sales roles at Kaman provide the board with valuable insights into the leveraging of two market segments similar in synergies to our industry segments.

John T. Smith
Age: 72	Board Committee:
Director since: 2002	Corporate Governance and Nominating
Term expires: 2020	Technology (Chair)

Mr. Smith is the chairman and chief executive officer of Solü Technology Partners, a technology staffing and services provider, having been with Solü since January 1995. From 1999 until August 2015, he was chairman and chief executive officer of Brite Computers, Inc., an information technology consulting firm. From 1997 to 1999, he was the president of JTS Chequeout Solutions, Inc. From 1980 to 1997, Mr. Smith was president of JTS Computer Services, Inc. Mr. Smith serves on the board of directors of the Monroe Community College Foundation.

Experience and Qualifications

Mr. Smith brings a unique entrepreneurial creativity to our board. He has founded and developed over ten information technology companies over the past 30 years that range from small, local service companies to national product and service companies to major accounts. In the process, Mr. Smith has gained extensive management, financial, banking, and technical expertise. Mr. Smith’s provocative approach to management has aided the board as the Company continues its acquisitive strategy and brings a different yet compelling smaller-business perspective.

Alan H. Resnick
Age: 75	Board Committee:
Director since: 2004	Audit
Term Expires: 2021

Mr. Resnick has served as president of Janal Capital Management LLC, an investment advisory firm, since August 2004 after a 31-year career at Bausch & Lomb Incorporated, an eye health products company. Mr. Resnick served as vice president and treasurer and a member of Bausch & Lomb’s corporate strategy board until his retirement in October 2004. He also served as a member of the advisory board of FM Global, a leading property insurance carrier, until his retirement. Mr. Resnick is a member of the board of directors of the University of Rochester Medicine - Home Care, an affiliate of the University of Rochester Medical Center, and serves, or has served, on the boards and committees of several other not-for-profit organizations in the greater Rochester, New York area.

Experience and Qualifications

As the former treasurer of Bausch & Lomb for more than 15 years and president of an investment advisory firm, Mr. Resnick brings invaluable knowledge of financial instruments and the financial markets to our board as we continue our effort to increase financial market awareness of our performance and improve our market capitalization. Mr. Resnick’s professional experience as well as his past and present service on the finance, audit and investment committees of a diverse number of boards uniquely positions him to serve on our audit committee.

Lee D. Rudow
Age: 55	Board Committee:
Director since: 2015	Executive
Term Expires: 2021

Mr. Rudow joined us in November 2011 as our chief operating officer and was appointed president in September 2012. He was appointed chief executive officer, effective July 1, 2013. From 2008 until 2011, Mr. Rudow served as vice president in various capacities for SIMCO Electronics, Inc., an independent provider of global calibration, repair, and software solutions. Prior to that, from 2006 to 2008, he was president and chief executive officer of Davis Calibration, Inc., served as president and chief executive officer of its related business and predecessor, Davis Inotek Corp. from 1996 to 2006, and served as president of Davis Instruments Corp. from 1986 to 1996.

Experience and Qualifications

Mr. Rudow brings more than 32 years of experience in both of our industry segments. He has a strong understanding of the execution needed for our current business strategy and has served in sales, sales management, and operational positions at Transcat and our competitors. Mr. Rudow has worked at startups, private equity-funded and large industrial companies in our industry space. His skill set is uniquely suited for our organic and acquisitive strategic initiatives. Our customers, suppliers, employees and our board recognize his experience as providing a broad set of skills in his roles as our chief executive officer and board member.

Carl E. Sassano
Age: 69	Board Committees:
Director since: 2000	Compensation
Term Expires: 2021	Corporate Governance and Nominating (Chair)

Mr. Sassano served as our chairman of the board from October 2003 until April 2007 and from May 2008 until July 2013. From April 2007 to May 2008, he served as our executive chairman of the board. Mr. Sassano became our president and chief executive officer in March 2002 and served in these roles until May 2006 and April 2007, respectively. Prior to joining us, Mr. Sassano served as president and chief operating officer of Bausch & Lomb Incorporated in 1999 and 2000. He also held positions in Bausch & Lomb as president-global vision care (1996-1999), president-contact lens division (1994-1996), group president (1993-1994), and president-Polymer Technology (1983-1992), a subsidiary of Bausch & Lomb. Mr. Sassano has been a partner in CSW Equity Partners, LLC, a small private equity investment company, since 2001. Mr. Sassano also serves as a director of Medifast, Inc. (NYSE: MED) and served as a member of the board of directors of IEC Electronics Corp. (NYSE American: IEC) from 2006 through August 2012, and as a trustee of Rochester Institute of Technology from 1996 through June 2013. Mr. Sassano serves as chairman of the board of Voiceport LLC and serves on the board of directors of Complemar Partners and One Stream Networks LLC.

Experience and Qualifications

Mr. Sassano’s experience in small-to-medium size divisions within Bausch & Lomb, as well as the processes associated with Bausch & Lomb’s overall corporate organization, provided Mr. Sassano with the necessary skill set to grow Transcat out of financial turmoil in 2002 and then position it on a path toward growth in the years that followed. Mr. Sassano’s leadership skills and institutional knowledge of our company, coupled with his significant corporate experience, provides our board with a strong understanding of the issues we face in our growth strategy.

PROPOSAL TWO:
TO FIX THE NUMBER OF DIRECTORS AT TEN

Article II, Section 1 of our Code of Regulations, as amended (or by-laws), dealing with the size of our board of directors, currently provides that the board will consist of such number of directors, not less than three nor more than 12, as may be fixed from time to time by a majority vote of the shares which are represented at a meeting of shareholders. Currently, the size of the board of directors is fixed at nine directors.

The board of directors believes that it is in the best interest of the Company and its shareholders to increase the size of the board of directors by one to ten members. With the increase in the number of directors, we believe that we will be able to expand the level of diversity of experience and points of view on the board and to add to the board’s membership a highly qualified individual who can contribute his or her knowledge, experience and expertise to the management of the Company.

If this proposal is approved by our shareholders and the number of directors is fixed at ten, there will be one vacancy on the board of directors following the annual meeting. This vacancy will not be filled at the annual meeting. The board of directors will have the authority to fill such vacancy pursuant to our Code of Regulations, as amended. After identifying and evaluating prospective candidates, the corporate governance and nominating committee will submit to the full board for consideration recommendations for candidates for appointment to the board of directors to fill this vacancy. The corporate governance and nominating committee’s procedures for identifying and evaluating candidates is described in “Corporate Governance; Board Committees; Corporate Governance and Nominating Committee” in this proxy statement. It is expected that the new director appointed to fill such vacancy will be added to the class whose term expires at the 2020 annual meeting.

If this proposal is not approved by our shareholders, the size of the board of directors will remain at nine members.

The affirmative vote of at least a majority of the shares of common stock which are represented at the meeting, in person or by proxy, is required to approve the proposal to fix the number of directors at ten. Abstentions and broker non-votes will count as votes against the proposal.

The board recommends that you vote FOR the proposal to fix the number of directors at ten.

PROPOSAL THREE:
TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Securities Exchange Act of 1934, as amended, requires us to provide our shareholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers (referred to as a “say-on-pay” vote). We first provided our shareholders with this opportunity at our 2013 annual meeting, at which time our shareholders expressed a preference for this vote to occur on an annual basis, as recommended by our board of directors. Our board of directors subsequently adopted this preference, and we are providing our shareholders with a say-on-pay vote this year. Pursuant to Proposal Four, shareholders are again providing an advisory vote on the frequency of the say-on-pay vote at the annual meeting.

The primary goal of our compensation program is to align the interests of our named executive officers with those of our shareholders to achieve long-term growth. As detailed in the Executive Compensation section of this proxy statement, our objectives with respect to executive compensation are to attract, motivate, and retain a highly-qualified and effective executive management team. Our compensation policies are designed to motivate our management to achieve our business objectives, to reward them for achievement, to foster teamwork, to support our core values and to contribute to our long-term success. Our compensation policies for our named executive officers are designed to link pay to both performance, taking into account the level of difficulty associated with each executive’s responsibilities and shareholder returns over the long term. To achieve these objectives, our compensation committee, in conjunction with a third-party compensation consultant, when appropriate, reviews and evaluates our executive compensation program. In addition, our executive compensation program ties a substantial portion of each executive’s overall compensation to attainment of key business and operational goals. The “Executive Compensation” section of this proxy statement, including the “Compensation Overview,” describes in detail our executive compensation program and the decisions made by our compensation committee.

We are asking our shareholders to indicate their support and approval for our named executive officer compensation as described in the “Executive Compensation” section of this proxy statement. We believe that our compensation program for our named executive officers is designed to create value for our shareholders over the long term and appropriately aligns pay with performance.

For the reasons summarized above, and as discussed in more detail in the “Executive Compensation” section of this proxy statement, our board of directors is asking our shareholders to vote for the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Overview, compensation tables, and related narrative discussion, is hereby approved.

The say-on-pay vote is advisory, and therefore it is not binding on our compensation committee or our board of directors. Nevertheless, our board of directors and our compensation committee value the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for our named executive officers.

The board of directors recommends that you vote FOR the proposal to approve, on an advisory basis, the compensation of our named executive officers.

PROPOSAL FOUR:
ADVISORY VOTE ON THE FREQUENCY OF FUTURE
ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As described in Proposal Three, our shareholders are being asked to vote to approve the compensation of our named executive officers as disclosed in the Executive Compensation section of this proxy statement, including the Compensation Overview, the accompanying compensation tables and the related narrative disclosure. As required by Section 14A of the Securities Exchange Act of 1934, as amended, our shareholders are also entitled to vote on whether future advisory votes on named executive officer compensation should occur every year, every two years or every three years or to abstain from such voting. Shareholders will have an opportunity to cast an advisory vote on the frequency of future say-on-pay votes at least every six years.

Our board of directors understands that there are different views as to what is an appropriate frequency for advisory votes on named executive officer compensation. After careful consideration, the board is recommending that future say-on-pay votes occur every year. We believe that this frequency is appropriate because it provides shareholders with an opportunity to express their opinion annually as to named executive officer compensation, because such compensation may change from year to year.

This advisory vote is non-binding on our board of directors and the compensation committee of the board of directors, and may not be construed as overruling any decision made by the board. However, the board and the compensation committee will consider the voting results on this proposal in determining the frequency of future say-on-pay votes.

Shareholders can specify one of four choices when voting on this proposal: ONE YEAR, TWO YEARS, THREE YEARS or ABSTAIN. The outcome of this vote will be determined by a plurality of the votes cast. This means that the frequency that receives the most affirmative votes will be the frequency approved by our shareholders. Withheld votes, abstentions and broker non-votes will have no effect on the outcome of this matter.

The board of directors recommends that you vote for a “ONE YEAR” frequency for future advisory votes on the compensation of our named executive officers.

PROPOSAL FIVE:
RATIFICATION OF SELECTION OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 28, 2020. This selection is being presented to our shareholders for ratification at the annual meeting. The audit committee will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm.

We have been advised by Freed Maxick CPAs, P.C. that a representative will be present at the annual meeting and will be available to respond to appropriate questions. We intend to give such representative an opportunity to make a statement if he or she should so desire.

The board of directors recommends that you vote FOR the proposal to ratify the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 28, 2020.

Fees for Professional Services Provided by Freed Maxick CPAs, P.C.

The following table shows fees for professional services provided by Freed Maxick CPAs, P.C. during the fiscal year ended March 30, 2019 and the fiscal year ended March 31, 2018.

	Fiscal 2019	Fiscal 2018
Audit Fees	$210,300	$223,800
Audit-Related Fees	--	--
Tax Fees	--	--
All Other Fees	--	--
Total	$210,300	$223,800

Audit fees during fiscal 2019 and fiscal 2018 were for professional services rendered for the audit of our annual consolidated financial statements, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and services typically provided by the accountant in connection with our regulatory filings. In addition, audit fees for fiscal 2018 also included amounts for the audit of our internal controls over financial reporting required in connection with our transition to an accelerated filer for fiscal 2018. We remained an accelerated filer for fiscal 2019.

Policy on Pre-Approval of Retention of Independent Registered Public Accounting Firm

In accordance with applicable laws, rules and regulations, the audit committee charter requires that the audit committee have the sole authority to review in advance and pre-approve all audit and non-audit fees and services provided to us by our independent registered public accounting firm. Accordingly, all audit services for which Freed Maxick CPAs, P.C. was engaged were pre-approved by the audit committee. The audit committee may delegate to one or more designated members of the audit committee the authority to grant required pre-approval of audit and permitted non-audit services. The decision of any member to whom authority is delegated is required to be presented to the full audit committee at its next scheduled meeting.

Independence Analysis by Audit Committee

The audit committee considered whether the provision of the services described above was compatible with maintaining the independence of Freed Maxick CPAs, P.C. and determined that the provision of these services was compatible with the firm’s independence.

REPORT OF THE AUDIT COMMITTEE 1

The audit committee of the board of directors is currently comprised of three members of the board of directors, each of whom the board of directors has determined is independent under the independence standards of the Nasdaq Stock Market and applicable Securities and Exchange Commission rules. The audit committee assists the board of directors in overseeing the Company’s accounting and financial reporting processes, financial statement audits and internal controls. The specific duties and responsibilities of the audit committee are set forth in the audit committee charter, which is available on our website, Transcat.com, under the heading “Investor Relations” and the subheading “Corporate Governance.”

The audit committee has:

●	reviewed and discussed the Company’s audited consolidated financial statements for fiscal year 2019 with management and Freed Maxick CPAs, P.C.;
●

discussed with Freed Maxick CPAs, P.C. the matters required to be discussed under auditing standards established from time to time by the Public Company Accounting Oversight Board and by Securities and Exchange Commission rules;

●

received and discussed the written disclosures and the letter from Freed Maxick CPAs, P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence; and

●	discussed with Freed Maxick CPAs, P.C. its independence.

Based on these reviews and discussions with management and Freed Maxick CPAs, P.C. and the report of Freed Maxick CPAs, P.C., and subject to the limitations on the committee’s role and responsibilities contained in the audit committee charter, the audit committee recommended to the board of directors, and the board of directors approved, that the audited consolidated financial statements for fiscal year 2019 be included in the Company’s annual report on Form 10-K for fiscal year 2019 for filing with the Securities and Exchange Commission.

The audit committee selects the Company’s independent registered public accounting firm annually and has submitted such selection for fiscal year 2020 for ratification by shareholders at the annual meeting.

Audit Committee:

Paul D. Moore, Chairman
Richard J. Harrison
Alan H. Resnick

____________________

[1]	The material in this report is not deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

CORPORATE GOVERNANCE

Board Meetings

The board of directors held seven meetings during fiscal 2019. Each director then in office attended at least 75% of the total number of board meetings and meetings of board committees on which he or she served.

Director Independence

The board of directors has determined that Mr. Hadeed, Mr. Harrison, Mr. Haseley, Mr. Moore, Ms. Panzarella, Mr. Resnick, Mr. Sassano, and Mr. Smith are each independent under the independence standards of the Nasdaq Stock Market.

Executive Sessions

During fiscal 2019, our independent directors met in regularly scheduled executive sessions, without management present, as required by the listing standards of the Nasdaq Stock Market. Mr. Hadeed presided over the executive sessions of the independent directors.

Board Leadership Structure

The board of directors separates the roles of chief executive officer and chairman of the board, based on the board’s belief that corporate governance of the Company is most effective when these positions are not held by the same person. The board recognizes the differences between the two roles and believes that separating them allows each person to focus on his individual responsibilities. Under this leadership structure, our chief executive officer can focus his attention on day-to-day company operations and performance, and can establish and implement long-term strategic plans, while our chairman can focus his attention on board responsibilities. Additionally, the board recognizes its obligations to confer in executive session with its independent directors.

Presently, the board believes it is appropriate to keep the roles of chief executive officer and chairman of the board separate. The board may, however, change the leadership structure if it believes that a change would better serve the Company and its shareholders.

Retirement Policy and Mandatory Resignation

The mandatory retirement age for board members is age 75. However, the board of directors has reserved the right to extend the mandatory retirement age if it will better serve the interests of our shareholders and our company. If a director will turn 75 during an elected term, the corporate governance and nominating committee will not recommend that director for re-election unless the committee believes it is in the best interest of the Company for that director to continue to serve on the board for another term.

In May 2016, the corporate governance and nominating committee adopted a mandatory resignation policy for directors in the event civil or criminal charges are brought against the director or if a director becomes infirmed.

Board Committees

The board of directors has standing audit, compensation, corporate governance and nominating, executive and technology committees. The table below shows the number of meetings held during fiscal 2019 and the names of the directors currently serving on each committee.

	Number of
Committee Name	Meetings Held	Committee Members
Audit	5	Mr. Harrison	Mr. Moore (1)
		Mr. Resnick
Compensation	6	Mr. Haseley (1)	Ms. Panzarella
		Mr. Sassano
Corporate Governance and Nominating	1	Ms. Panzarella	Mr. Sassano (1)
		Mr. Smith
Executive Committee	5	Mr. Hadeed (1)	Mr. Harrison
		Mr. Haseley	Mr. Rudow
Technology Committee	4	Mr. Smith (1)	Ms. Panzarella
		Mr. Haseley
____________________

(1)	Chair

Each committee acts pursuant to a written charter adopted by our board of directors. The current charter for each board committee is available on our website, Transcat.com, under the heading “Investor Relations” and the subheading “Corporate Governance.” The information contained on our website is not a part of this proxy statement.

Audit Committee

The board of directors has determined that each member of the audit committee has sufficient knowledge in financial and auditing matters to serve on the committee and is independent under applicable Nasdaq Stock Market and Securities and Exchange Commission rules. The board of directors has designated Mr. Harrison as an “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules based on his professional experience in banking and finance as described in his biography under “Proposal One: Election of Directors.” The board of directors has determined that Mr. Moore would also qualify as an “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules based on his professional experience in banking and corporate lending as described in his biography under “Proposal One: Election of Directors.”

The audit committee serves as an independent and objective party to monitor our financial reporting process and internal control system; retains, pre-approves audit and permitted non-audit services to be performed by, and directly consults with, our independent registered public accounting firm; reviews and appraises the services of our independent registered public accounting firm; and provides an open avenue of communication among our independent registered public accounting firm, financial and senior management, and our board of directors. Our audit committee charter more specifically sets forth the duties and responsibilities of the audit committee.

The audit committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, is also responsible for preparing the committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement, and for performing such other tasks that are consistent with its charter.

The audit committee’s report relating to fiscal 2019 appears under the heading “Report of the Audit Committee.”

Compensation Committee

The compensation committee is responsible for establishing and implementing compensation programs for our executive officers and directors that further the intent and purpose of our fundamental compensation philosophy and objectives and for performing such other tasks that are consistent with its charter.

For more information on executive compensation and director compensation and the role of the compensation committee, see the “Compensation Overview” under the heading “Executive Compensation” and “Director Compensation” sections of this proxy statement.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee is charged with identifying candidates, consistent with criteria approved by the committee, qualified to become directors and recommending that the board of directors nominate such qualified candidates for election as directors. The committee is also responsible for reviewing our Code of Regulations, shaping corporate governance, overseeing the evaluation of the board of directors, board committees, and management, and performing such tasks that are consistent with the corporate governance and nominating committee charter.

The process the corporate governance and nominating committee follows to identify and evaluate candidates includes requests to board members, the chief executive officer, and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and their qualifications, and interviews of selected candidates.

The corporate governance and nominating committee also considers and establishes procedures for shareholder recommendations of nominees to the board. Shareholder recommendations, together with relevant biographical information, should be sent to the following address: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary. The qualifications of recommended candidates will be reviewed by the corporate governance and nominating committee.

In evaluating the suitability of candidates (other than our executive officers) to serve on the board of directors, including candidates recommended by shareholders, the corporate governance and nominating committee seeks candidates who are independent under the independence standards of the Nasdaq Stock Market and meet certain selection criteria established by the corporate governance and nominating committee from time to time. The corporate governance and nominating committee also considers an individual’s skills, character and professional ethics, judgment, leadership experience, business experience and acumen, familiarity with relevant industry issues, national and international experience, and other relevant criteria that may contribute to our success. The corporate governance and nominating committee evaluates candidates in light of their skill sets and other characteristics that complement those of the current board, including the diversity, skills, and experience of the board as a whole. Although the corporate governance and nominating committee does not have a specific written diversity policy, the committee values and considers diversity when seeking and evaluating candidates for the board. The committee believes that diversity is not limited to gender and ethnicity, but also includes perspectives gained from educational and cultural backgrounds and life experiences.

Executive Committee

The executive committee acts on behalf of the board between regularly scheduled board meetings, subject to certain limitations, may exercise during such intervals, all of the powers of the board in the management of the business, affairs and property of our company. Subject to limitations imposed by applicable legal or regulatory requirements, the executive committee is delegated all authority of the board between meetings, other than (i) the filling of vacancies on the board; and (ii) those matters that are specifically delegated to other board committees or are under active review by the board or a board committee, unless the board specifically determines otherwise. The executive committee may also be delegated specific actions and authority from time to time by the board.

Technology Committee

The technology committee assists the board in fulfilling its corporate governance and oversight responsibilities for our operations and strategy in relation to technology and information systems (“IT”). The technology committee reviews our IT policy, planning, strategy as well as our significant IT investments and expenditures, making recommendations, as appropriate. The committee receives reports from management concerning implementation of our IT plan and how technology impacts, or is needed to implement, our corporate and business strategy. The technology committee reviews and discusses with management our risk management and risk assessment guidelines and policies regarding IT security, our cybersecurity risks and the steps management has taken to identify, assess, monitor and manage those risks. In addition, the technology committee, in conjunction with the audit committee, reviews and discusses with management the quality and effectiveness of IT systems and processes that relate to or affect our internal control systems.

Director Attendance at Annual Meetings

Company policy requires all directors, absent special circumstances, to attend our annual shareholder meetings. All of our directors attended the annual meeting of shareholders held on September 12, 2018.

The Board’s Role in Risk Oversight

Our board of directors is responsible for overseeing risks that could affect our company. This oversight is conducted primarily through the board’s committees. The audit committee focuses on financial risks, including those that could arise from our accounting and financial reporting processes and financial statement audits. The compensation committee focuses on the management of risks arising from our compensation policies and programs. The corporate governance and nominating committee focuses on the management of risks associated with board organization, membership, and structure, as well as corporate governance. The technology committee focuses on risks associated with our IT and cybersecurity.

While our board committees are focused on these specific areas of risk, the full board retains responsibility for general risk oversight. Our board satisfies this responsibility by reviewing periodic reports from each committee chairman regarding the risk considerations within each committee’s area of expertise, as well as periodic reports to our board of directors or the appropriate committee from the members of our senior management team who are responsible for risk management.

As part of its risk oversight responsibilities, the board of directors and its committees review the processes that senior management use to manage risk exposure. In doing so, the board and its committees review our overall risk function and senior management’s establishment of appropriate systems and processes for managing areas of material risk to our company, including, but not limited to, operational, financial, legal, regulatory, strategic, and information technology risks.

Code of Business Conduct and Ethics

We have a code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, and principal accounting officer and controller. You can find our code of business conduct and ethics on our website, Transcat.com, under the heading “Investor Relations” and the subheading “Corporate Governance.” We will provide a printed copy of our code of business conduct and ethics, without charge, to any shareholder who requests it by contacting our corporate secretary at 35 Vantage Point Drive, Rochester, New York 14624.

We intend to post any amendments to or waivers from our code of business conduct and ethics on our website.

Anti-Hedging Policy

In January 2019, our board of directors adopted a no hedging policy prohibiting directors, officers and employees from engaging in transactions that hedge or offset any decrease in the market value of equity securities granted as compensation.

Shareholder Communications

Shareholders may send correspondence by mail to the full board of directors or to individual directors. Shareholders should address correspondence to the board of directors or individual board members in care of: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary.

All shareholder correspondence will be compiled by our corporate secretary and forwarded as appropriate. In general, correspondence relating to corporate governance issues, long-term corporate strategy, or similar substantive matters will be forwarded to the board of directors, the individual director, one of the aforementioned committees of the board, or a committee member for review. Correspondence relating to ordinary business affairs or those matters more appropriately addressed by our officers or their designees will be forwarded to such persons accordingly.

EXECUTIVE OFFICERS
AND SENIOR MANAGEMENT

We are currently served by our executive officers, Messrs. Rudow and Tschiderer, together with five additional members of the senior management team.

Lee D. Rudow, age 55, is our president and chief executive officer. Additional information about Mr. Rudow can be found under “Proposal One: Election of Directors.”

Michael J. Tschiderer, age 59, joined us in December 2015 and is our vice president of finance, chief financial officer, treasurer and corporate secretary. Prior to joining us, Mr. Tschiderer served as global controller of Lanzatech, Inc., a start-up carbon-recycling company, which he joined in September 2014. From February 2014 to September 2014, Mr. Tschiderer was an independent consultant. From March 2011 to February 2014, he served as vice president, global controller and treasurer of GXS Worldwide, Inc., a global cloud integration and software company, where he led a team of more than 125 employees in 15 countries.

Scott D. Deverell, age 54, joined us in February 2016 and is our corporate controller and principal accounting officer. Prior to joining us, Mr. Deverell served as vice president of finance and administration for Sydor Instruments, a comprehensive diagnostics solution provider, which he joined in April 2015. From 2009 to 2014, Mr. Deverell served as division president for Stewart Title Insurance Company, a title insurance underwriter. From 2006 to 2008, Mr. Deverell served as chief financial officer for Monroe Title Insurance Corporation, a subsidiary of Stewart Title.

Benjamin P. Hawley, age 62, joined us in January 2017 as our vice president of operational excellence. Previously, Mr. Hawley was president of Pierce Consulting Services, specializing in the development of infrastructure, process improvement, and architecture/system support for various business applications/environments. From 2012 to 2015, he served as vice president of strategic solutions at Solü Technology Partners, a technology staffing and services provider, and later as chief operating officer at Solü Digital, a provider of knowledge management and analysis models for complex businesses. From 2006 to 2012, Mr. Hawley served as vice president of business applications and later as senior vice president of IT execution and change management at Excellus Health Plan, Inc.

Jennifer J. Nelson, age 48, is our vice president of human resources and has served us in this position since April 2015. Ms. Nelson joined us in July 2012 as a human resources manager. Prior to joining us, Ms. Nelson served as a human resources representative at Jamestown Container, a custom-designed packaging manufacturer, from April 2011 to July 2012, and as human resources manager for Mercury Print Productions, an offset commercial printer, from April 2010 to April 2011.

Andrew J. Quaranto, age 40, has been our vice president of IT since January 2019, having previously served as our senior director of IT from January 2017 until December 2018. Prior to joining us, Mr. Quaranto was the director of software development at Kaman Automation, Inc. from 2012 to 2016. From 2008 to 2012, he was the manager of software engineering and IT for Zeller Corporation.

Michael W. West, age 48, is our vice president of distribution and marketing having served us in this position since November 2014. From 1995 to 2014, Mr. West was a principal owner of QuestCom Inc., a marketing and advertising company, and served most recently as a marketing consultant to various direct mail, web, and catalog clients. Mr. West worked with our marketing team, as one of his clients, for 13 years.

EXECUTIVE COMPENSATION

Named Executive Officers

This proxy statement contains information about the compensation earned and paid to our named executive officers during fiscal 2019 and fiscal 2018. For fiscal 2019, in accordance with the executive compensation disclosure rules and regulations of the Securities and Exchange Commission, we determined that the following officers were our named executive officers:

●	Lee D. Rudow, our president and chief executive officer;

●	Michael J. Tschiderer, our vice president of finance, chief financial officer, treasurer and corporate secretary; and

●	Robert A. Flack, our former vice president of service sales.

Mr. Flack separated from the Company effective July 1, 2019, but is included as a named executive officer because he was among the two most highly compensated executive officers (other than the chief executive officer) during fiscal 2019.

Compensation Overview

Overview of the Compensation Committee

The compensation committee of our board of directors is responsible for establishing, implementing, and monitoring adherence to our compensation philosophy and objectives. The compensation committee’s policy is to provide a competitive total compensation package to our named executive officers. Generally, the types of compensation and benefits provided to our named executive officers are similar to those provided to our other executive officers.

Compensation Philosophy and Objectives

Our compensation program is designed to attract, motivate and retain a highly-qualified and effective executive management team. We believe that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic company goals, which align the interests of each of our executive management team with those of our shareholders.

The objectives of the compensation program for our named executive officers are to motivate them to achieve our business objectives, to reward them for achievement, to foster teamwork, to support our core values and to contribute to our long-term success. Our compensation policies for our named executive officers are designed to link pay to both performance, taking into account the level of difficulty associated with each executive’s responsibilities and shareholder returns over the long term. The compensation provided to our named executive officers remains competitive with the compensation paid to executives with similar responsibilities in comparable companies.

The key components of our compensation program for fiscal 2019 for our named executive officers were: (i) base salary; (ii) annual performance-based cash incentive compensation; (iii) long-term, performance-based restricted stock unit or cash awards; and (iv) time-based restricted stock unit awards. Stock options may also be used in unique circumstances. All named executive officers have stock ownership objectives they are expected to achieve.

A significant percentage of total compensation for our named executive officers is placed at risk through annual and long-term incentives. There are established guidelines and targets regarding the allocation between annual (short term) and long-term incentive compensation which is contingent and variable, based on company results and individual performance.

Stock Ownership Objectives

To more closely align the efforts of our executive officers with the interests of our shareholders, we set a minimum stock ownership objective for our executive officers. This objective encourages our executive officers to work towards acquiring and maintaining specific levels of equity ownership interests in our common stock. Under these objectives, our executive officers are expected to be in compliance with their respective ownership objectives within five years of becoming an executive officer. The compensation committee and the chief executive officer monitor the progress toward achievement of stock ownership objectives, and, if warranted, can make reductions in long-term compensation awards as deemed appropriate. Upon achievement of an executive officer’s stock ownership objective prior to the date of an award of long-term performance-based incentive compensation, the executive officer can elect to receive cash in lieu of stock for such award upon attainment of the specific performance conditions.

Mr. Rudow’s stock ownership objective is 2.5 times his base salary. The stock ownership objective for Mr. Tschiderer is 1.5 times his base salary and for Mr. Flack was 1.5 times his base salary. As of the end of fiscal 2019, Messrs. Rudow and Flack had each achieved his stock ownership objective. Mr. Tschiderer had achieved 41% of his ownership objective as of the end of fiscal 2019 and as of the date of this proxy statement he has achieved his stock ownership objective.

Retirement Benefits

We have established certain retirement benefits for our employees, including our named executive officers, which we and the compensation committee believe are consistent with our goals of enhancing long-term performance by our employees.

401(k) Plan. Our 401(k) Plan is a tax-qualified defined contribution plan pursuant to which all U.S. based employees, including our named executive officers, are eligible to participate. All employees are able to contribute a portion of their annual salary to the plan on a before-tax basis, subject to limitations imposed by the Internal Revenue Service. We currently match 50% of the first 6% of pay that employees contribute to the plan. All participant contributions to the plan are immediately vested, and all company matching contributions vest pro rata over a three-year period. The plan contains a discretionary deferred profit sharing component, which, if made, has the same three-year vesting schedule as is applicable to company matching contributions. The amount of Company matching contributions under this plan for our named executive officers is included in the “All Other Compensation” column of the 2019 Summary Compensation Table.

Non-Qualified Deferred Compensation. Our non-qualified deferred compensation plan allows our executive officers, including our named executive officers, and directors to elect to defer designated percentages or amounts of their compensation. The plan also allows the Company to make discretionary contributions to the account of a plan participant, which are intended to provide the match that would have been made under our 401(k) Plan but for the limitations imposed on our 401(k) Plan under the Internal Revenue Code. The amount of company discretionary contributions under this plan for our named executive officers is included in the “All Other Compensation” column of the 2019 Summary Compensation Table.

Post-Retirement Plan. The post-retirement benefit plan for officers is a group health plan that provides benefits to eligible retired officers and their spouses. The original effective date of the plan was December 23, 2006. Three kinds of benefits are provided under the plan: (1) long-term care insurance coverage; (2) medical and dental insurance coverage; and (3) medical premium reimbursement benefits. Officers who retire from active employment with us on or after December 23, 2006 at age 55 or older with five or more years of qualifying service and who do not work in any full-time employment (30 hours or more per week) after retirement are eligible to participate in the plan. Qualifying service is described as the individual’s most recent period of continuous, uninterrupted employment with the Company on or after the individual reaches age 50. Service with a business acquired by the Company is not counted as qualifying service. For purposes of eligibility to participate in the plan, an individual is considered an officer if the individual has the title of vice president or higher (excluding the title of chief accounting officer).

2019 Summary Compensation Table

The following table shows certain information about the compensation of our named executive officers for services rendered to us in all capacities during fiscal 2019 and fiscal 2018.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
Name and Principal		Salary (1)	Awards (2)	Awards (3)	Compensation (4)	Compensation (5)	Total
Position	Year	($)	($)	($)	($)	($)	($)
Lee D. Rudow	2019	380,000	208,998	--	356,288 (6)	13,619	958,905
President and	2018	380,000	417,999	97,500	186,491	11,384	1,093,374
Chief Executive Officer
Michael J. Tschiderer	2019	239,808	155,999	--	68,163	6,946	470,916
Vice President of Finance	2018	230,050	128,794	48,750	87,526	6,567	501,687
and Chief Financial Officer
Robert A. Flack	2019	252,000	125,996	--	22,734	10,362	411,092
Former Vice President of	2018	251,539	136,788	48,750	53,229	10,140	500,446
Service Sales
____________________

(1)	The amounts shown in this column include cash compensation earned and paid during fiscal 2019 and fiscal 2018.

(2)

These amounts do not reflect the actual value realized by the recipient. The amounts shown in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for restricted stock unit awards granted during each fiscal year, except that no estimates for forfeitures have been included. A discussion of the assumptions used to calculate grant date fair value are set forth in Note 1 (General – Stock- Based Compensation) and Note 6 (Stock-Based Compensation) to the Consolidated Financial Statements in our Annual Reports on Form 10-K for the fiscal years ended March 30, 2019 and March 31, 2018. For fiscal 2019 and fiscal 2018, the value of the performance-based restricted stock unit awards disclosed in this column is based on the probable outcome of the performance conditions as of the date of grant. If the highest level of performance is achieved, the value of Mr. Rudow’s award is $313,497 in fiscal 2019 and $626,998 in fiscal 2018. If the highest level of performance is achieved, the value of Mr. Tschiderer’s award is $233,998 in fiscal 2019 and $193,190 in fiscal 2018. The awards to Mr. Flack were forfeited upon his separation from the Company.

(3)

These stock options were granted pursuant to our 2003 Incentive Plan, as amended and restated (the “2003 Incentive Plan”). The amounts shown in this column reflect the aggregate grant date fair value of the options computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. A discussion of the assumptions used to calculate grant date fair value is set forth in Note 1 (General – Stock-Based Compensation) and Note 6 (Stock-Based Compensation) to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018.

(4)

The amounts shown in this column reflect amounts earned during fiscal 2019 and 2018 under our performance incentive plan. Our performance incentive plan for fiscal 2019 is described in greater detail below under the heading “Discussion of 2019 Summary Compensation Table.”

(5)

The amounts shown in this column reflect amounts paid by us to or on behalf of each named executive officer as company matching contributions under our 401(k) Plan, executive life insurance premiums and excess long- term disability premiums, reimbursements for tax preparation and audit services and for financial planning services.

(6)	This amount includes $209,000 in cash award opportunities under our performance incentive plan, as further described below under “Discussion of 2019 Summary Compensation Table.”

					Financial
		401(k)	Plan	Tax Preparation and	Planning
	Fiscal Year	Matches ($)	Insurance ($)	Audit Services ($)	Services ($)
Lee D. Rudow	2019	11,092	2,527	--	--
	2018	9,000	2,384	--	--
Michael J. Tschiderer	2019	5,666	780	500	--
	2018	5,847	720	--	--
Robert A. Flack	2019	9,157	780	--	425
	2018	9,005	720	415	--

Discussion of 2019 Summary Compensation Table

Employment Agreements

During fiscal 2019, we were not a party to any employment agreement with our named executive officers.

Base Salary

The compensation committee reviews base salaries for each of our named executive officers at least annually. Base salary increases are made as necessary based on performance, scope of responsibilities and market information. Effective April 1, 2018, Mr. Tschiderer’s base salary was adjusted to $240,000 to reflect the scope of his responsibilities and performance, and consideration was given to his current salary level and amounts paid to executives with similar responsibilities at comparable companies. No changes were made to the base salaries of our other named executive officers during fiscal 2019.

Performance Incentive Plan

We maintain a performance incentive plan, which is an annual cash incentive program designed to compensate key management members, including our named executive officers, based on their contributions to the achievement of specific corporate fiscal year financial objectives and the achievement of individual performance goals. The performance incentive plan includes various incentive levels based on a participant’s position within the Company, accountability, and impact on company operations. Target award opportunities are established as a percentage of base salary. The target award opportunity under the performance incentive plan for fiscal 2019 as a percentage of base salary for each of our named executive officers was 60% for Mr. Rudow, 40% for Mr. Tschiderer and 35% for Mr. Flack.

Payment of performance-based cash incentive awards under the performance incentive plan for our chief executive officer is expressly linked to successful achievement of specific pre-determined corporate goals, which our board of directors approves on an annual basis. Payment of performance-based cash incentive awards for our chief financial officer and vice president of service sales is based on successful achievement of the same specific pre-established corporate goals and individual performance goals which are determined by our chief executive officer. In addition to the corporate and individual performance goals, the performance incentive plan also provides guidelines for the calculation of annual incentive-based compensation, subject to compensation committee oversight and modification.

For fiscal 2019, performance-based cash incentive awards were based on our achievement of specific levels of the following objectives: Adjusted EBITDA, gross profit and the board of director’s assessment of corporate performance. Company performance against such objectives results in a corporate payout factor used to establish the aggregate pool available for incentive awards. Individual awards were determined by using a multiplier to adjust annual incentive payouts for achievement of individual performance objectives and subjecting such adjustments to the aggregate incentive pool, subject to a cap on individual awards.

The compensation committee established a threshold, target and maximum objective for each financial performance metric, with the corresponding corporate payout factor, as follows:

Achievement	Percent of Annual Operating Plan	Corporate Payout Factor
Maximum	115%	200%
Target	100%	100%
Threshold	90%	33%

Performance against each financial performance metric is measured separately. If actual results fall below the threshold objective, the corporate payout factor will be 0%. If actual results fall in between the designated levels of achievement, the corporate payout factor will be interpolated. If actual results exceed the maximum objective, the corporate payout factor will be limited to 200% of target.

An individual must achieve at least a minimum performance level (a rating of 1 on a scale of 1 to 5) against individual performance objectives to be eligible for any portion of the performance-based cash incentive award.

Generally, the target levels for corporate financial results are set in conjunction with our annual operating plan. Payment of the awards under the performance incentive plan is based upon the achievement of such objectives for the current fiscal year.

Upon completion of the fiscal year, our chief executive officer and our chief financial officer review our performance against each pre-established corporate financial objective, comparing the fiscal year results to the pre-determined threshold, target, and maximum levels for each objective, and an overall percentage for the corporate financial objectives is calculated. The results of our financial performance are then reviewed and approved by the compensation committee and the board.

With respect to the individual performance portion of the award, our chief executive officer evaluates each officer’s accomplishments relative to their individual objectives and calculates a performance rating based on the performance incentive plan previously approved by the committee. Individual performance goals for our named executive officers (other than our chief executive officer) are carefully designed to create alignment between the Company’s short- and long-term objectives and strategies and the individual’s performance. As stated above, our chief executive officer’s awards under the performance incentive plan are linked only to successful achievement of specific pre-determined corporate goals.

For fiscal 2019, we achieved the following levels of performance for each of the pre-determined, board-approved corporate financial objectives: Adjusted EBITDA amounts – 94%; gross profit – 94%; and the board of director’s assessment of corporate performance – 84%. Following the compensation committee’s review of the achievement of corporate financial objectives and individual performance objectives for fiscal 2019, the compensation committee awarded the following amounts of performance-based cash incentive compensation to each of our named executive officers: Mr. Rudow – $147,288, Mr. Tschiderer – $68,163 and Mr. Flack – $22,734. These incentive awards were earned based on performance during fiscal 2019 and were paid on May 22, 2019.

Long-Term Equity and/or Cash Incentive Compensation

In May 2018, the compensation committee approved long-term cash and equity incentive compensation award opportunities to our named executive officers as follows: Mr. Rudow – 13,660 shares comprised of 6,830 time-based restricted stock units and 6,830 performance-based restricted stock units; Mr. Tschiderer – 10,196 shares comprised of 5,098 time-based restricted stock units and 5,098 performance-based restricted stock units; and Mr. Flack – 8,235 shares comprised of 4,118 time-vested restricted stock units and 4,117 performance-based restricted stock units. The awards to Mr. Flack were forfeited upon his separation from the Company. Long-term performance-based incentive compensation is targeted to a specific dollar award, which is reviewed and approved annually by the compensation committee.

Pursuant to the existing compensation practices approved by the compensation committee at the time of the awards, executive officers who had achieved their stock ownership objective could irrevocably elect to receive an equivalent award in cash that would otherwise be settled in shares of our common stock. Mr. Rudow, who had achieved his stock ownership objective, elected to receive half of his total long-term compensation award opportunities targeted to a specific dollar award half in restricted stock units as noted above and half in cash award opportunities of $209,000. Mr. Rudow’s cash award opportunities are time-based and performance-based on similar terms to his stock award.

The time-based cash opportunity and the shares underlying the time-based restricted stock units will vest on March 27, 2021, the last day of the Company’s 2021 fiscal year, subject to the terms of the award and continued employment through the vesting date.

The shares or cash underlying the long-term performance-based cash and equity incentive compensation awards for all named executive officers will vest after three years subject to our achieving specific cumulative fully-diluted earnings per share objectives, which we refer to as EPS, over the eligible three-year period ending in fiscal 2021. In May 2019, consistent with the terms of our performance incentive plan, the EPS objectives were increased for awards for the three-year periods ending in fiscal 2020 and fiscal 2021, as a result of the significant impact of the Tax Cuts and Jobs Act of 2017 on our financial results.

Upon vesting, the holders of these awards will receive a pro rata percentage based on a linear sliding scale of their respective award based on the pre-determined EPS thresholds:

●	Maximum cumulative EPS – 150%
●	Target cumulative EPS – 100%
●	Minimum cumulative EPS – 50%

Failure to achieve the minimum EPS will result in no shares or cash becoming earned under these awards. The aggregate grant date fair value (at target) of the long-term performance-based equity incentive awards to our named executive officers are reflected in the “Stock Awards” column of the 2019 Summary Compensation Table.

Outstanding Equity Awards at March 30, 2019

The following table shows information about the number of unexercised stock options and the number and value of unvested restricted stock unit awards held by our named executive officers as of March 30, 2019.

	Option Awards				Stock Awards
								Equity
								Incentive
								Plan
							Equity	Awards:
							Incentive	Market or
					Number		Plan	Payout
					of		Awards:	Value of
					Shares	Market	Number of	Unearned
					or Units	Value of	Unearned	Shares,
	Number of	Number of			of Stock	Shares or	Shares,	Units or
	Securities	Securities			That	Units of	Units or	Other
	Underlying	Underlying	Option		Have	Stock That	Other	Rights That
	Unexercised	Unexercised	Exercise	Option	Not	Have Not	Rights That	Have Not
	Options (#)	Options (#)	Price	Expiration	Vested	Vested (1)	Have Not	Vested (1)
Name	Exercisable	Unexercisable	($)	Date	(#)	($)	Vested (#)	($)
Lee D. Rudow	99,000	--	7.57	7/30/2023
	50,000	--	12.00	6/19/2022
					6,830	156,953 (2)
							93,288 (3)	2,143,758
Michael J. Tschiderer	25,000	--	12.00	6/19/2022
					5,098	117,152 (2)
							30,651 (3)	704,360
Robert A. Flack	25,000	--	12.00	6/19/2022
					6,118	140,591 (4)
							24,344 (3)	559,425
____________________

(1)	Calculated using the closing price of a share of our common stock on March 29, 2019 (the last trading day of fiscal 2019) of $22.98.

(2)	These restricted stock units, which convert into common stock on a one-for-one basis, vest on March 27, 2021 except as otherwise provided in the applicable award agreement.

(3)	These restricted stock unit awards are performance-based and vest after three years subject to our achieving specific cumulative fully diluted EPS objectives over the three-year periods ending in fiscal 2019, 2020 and 2021. The shares related to the three-year period ended March 30, 2019 were distributed on May 22, 2019. Mr. Rudow received 54,055 shares, Mr. Tschiderer received 15,569 shares, and Mr. Flack received 12,414 shares, which represented 131% achievement of the target EPS objective for the three-year period ended March 30, 2019. For the remaining three-year periods, the holders of awards will receive the percentage of their award that corresponds to the level of cumulative EPS achieved, subject to continued employment. For more information on performance-based restricted stock unit awards, see “Long-Term Cash and Equity Incentive Compensation” in the “Compensation Overview” section above.

(4)	1,000 of these restricted stock units vested on June 19, 2019. The remaining units were forfeited upon Mr. Flack’s separation from the Company.

Potential Payments upon Termination or Change in Control

On May 7, 2012, we entered into a change-in-control severance agreement with Mr. Rudow. This agreement requires a change in control of the Company and a subsequent qualifying termination of the executive’s employment (often referred to as a “double trigger”). The agreement is intended to promote continuity of leadership, maintain the focus of our executive officer on pursuing any corporate transaction that is in the best interests of our shareholders, and to retain services of our leadership by providing sufficient severance protection during a period of uncertainty.

A change in control occurs under Mr. Rudow’s change-in-control severance agreement upon the occurrence of any of the following events: (1) we merge with or are consolidated into another entity and less than fifty percent of the outstanding voting securities of the resulting entity are owned by our former shareholders; (2) a majority of our directors before any tender offer, merger or other business combination, or sale or other disposition of assets do not constitute a majority of the board after such transaction; (3) a tender offer for over twenty-five percent of the combined voting power of our outstanding voting securities is made and consummated; (4) any person or group acquires more than twenty-five percent of the combined voting power of our outstanding voting securities; or (5) we transfer substantially all of our assets to another corporation that is not a wholly-owned subsidiary of ours.

In the event of Mr. Rudow’s termination due to a change in control, as defined in the agreement, Mr. Rudow would be entitled to receive his full salary, bonus and benefits (to the extent that his continued participation is possible under the general terms and provisions of such plans and programs) as were in effect immediately preceding such change in control, for a period of 24 months following the effective date of termination of employment.

In addition, upon a change in control of the Company, as defined under the 2003 Incentive Plan, each of our named executive officers would be entitled to immediate vesting of all unvested stock options and the pro-rated value of performance-based restricted stock awards assuming target performance.

Also, as described above under “Post-Retirement Plan,” upon retirement at age 55 or older after five or more years of continuous service, each of our named executive officers is eligible to participate in the post-retirement health benefit plan for officers.

DIRECTOR COMPENSATION

Cash Retainers

For fiscal 2019, each of our non-employee directors was entitled to an annual cash retainer of $50,000 and a performance-based award of $30,000, which we discuss in greater detail below. The chairman of the board was entitled to receive an additional $30,000 annual retainer, the chair of the audit committee and the chair of the compensation committee were each entitled to receive an additional $15,000 annual retainer, the chair of the technology committee was entitled to receive an additional $7,500 annual retainer, and the chair of the corporate governance and nominating committee was entitled to receive an additional $5,000 annual retainer. Each member of the executive committee was entitled to receive an additional $10,000 annual retainer.

Performance-Based Compensation

In addition to the annual cash retainer, each of our non-employee directors may receive an annual performance-based award. The target payment under this program is $20,000, with a maximum payment of $30,000. This performance-based award is tied to the Company’s stock price change measured against a base price, which is the trading day average for the fourth quarter of the prior fiscal year. Based on the $14.93 trading day average for the fourth quarter of fiscal 2018, which we refer to as the Fiscal 2019 Base Price, if the trading day average for fiscal 2019 was 10% greater than the Fiscal 2019 Base Price, or $16.42 or greater, the earned amount would be $30,000; if the trading day average was at or above $13.44 and less than $16.42, the earned amount would be $20,000; if the trading day average was below $13.44 but equal to or greater than $11.94, the earned amount would be $10,000; and if the trading day average was below $11.94 (20% below the Fiscal 2019 Base Price), no amount will be earned. If earned, payment to any director who has not met his or her stock ownership requirement after five years of service is limited to $10,000.

Based on the trading day average of $20.88 for fiscal 2019, each non-employee director received a $30,000 performance-based award for fiscal 2019, payable in 1,305 shares of our common stock calculated using the closing price of a share of our common stock on March 29, 2019 of $22.98.

Beginning in fiscal 2020, the annual performance-based award for our non-employee directors will be replaced with an annual grant of restricted stock units valued at $50,000 that vest after one year. The first restricted stock unit grant is expected to be made on September 11, 2019, the date of the annual meeting.

Our non-employee directors are reimbursed for travel and other related expenses incurred in the performance of their duties.

Equity Compensation for Newly-Elected Non-Employee Directors

Newly-elected non-employee directors are eligible to receive an initial five-year stock option grant of 10,000 shares of common stock pursuant to the 2003 Incentive Plan. The option will vest immediately; however, 2,000 shares subject to the option will expire each year if unexercised. Beginning in fiscal 2020, in lieu of the immediate vesting and annual expiration of the option, newly-elected non-employee directors will receive a stock option grant of 10,000 shares of common stock pursuant to the 2003 Incentive Plan that vests ratably over five years and has a ten-year term.

Stock Ownership Objective

In order to more closely align the interests of our non-employee directors with the interests of our shareholders, the compensation committee has adopted a minimum stock ownership objective that requires our directors to work towards acquiring and maintaining a specific level of equity ownership interest in our common stock within a specified time frame. During fiscal 2019, the stock ownership objective for non-employee directors was common stock valued at 2.5 times their annual cash retainer. Beginning in fiscal 2020, it is 3.0 times their annual cash retainer.

We expect new non-employee directors to be in compliance with this stock ownership requirement within five years from the date of their election to the board. Non-employee directors who were elected prior to the adoption of the objectives in May 2008 were required to be in compliance with the objectives by the fifth anniversary of the adoption date. The compensation committee monitors the progress made by new non-employee directors in achieving their stock ownership objective.

As of the end of fiscal 2019, each of our non-employee directors was in compliance with our stock ownership objective.

Fiscal 2019 Director Compensation Table

The table below shows information about the compensation paid to our non-employee directors for their service during fiscal 2019.

	Fees Earned		Equity
	or Paid in	Option	Incentive Plan
	Cash (1)	Awards (2)	Compensation (3)	Total
Name	($)	($)	($)	($)
Charles P. Hadeed	87,500	--	30,000	117,500
Richard J. Harrison	57,500	--	30,000	87,500 (4)
Gary J. Haseley	72,500	--	30,000	102,500
Paul D. Moore	65,000	--	30,000	95,000
Angela J. Panzarella	50,000	--	30,000	80,000
Alan H. Resnick	50,000	--	30,000	80,000
Carl E. Sassano	53,750	--	30,000	83,750
John T. Smith	56,625	--	30,000	85,625
____________________

(1)	The amounts shown include the annual cash board retainer and committee retainers earned by the directors during fiscal 2019.

(2)	The table below presents the aggregate number of outstanding stock options for each of our non-employee directors as of March 30, 2019.

Name	Stock Options
Charles P. Hadeed	--
Richard J. Harrison	--
Gary J. Haseley	2,000
Paul D. Moore	--
Angela J. Panzarella	--
Alan H. Resnick	--
Carl E. Sassano	--
John T. Smith	--
____________________

(3)	The amounts shown are the performance-based equity awards made based on the Company’s stock price performance, as described above under the heading “Performance-Based Cash Compensation.”

(4)	Mr. Harrison deferred $57,500 of his annual cash retainer and deposited such amount into our non-qualified deferred compensation plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below presents certain information as of July 17, 2019 about the persons known by us to be the record or beneficial owner of more than 5% of our common stock. Percentages are based on 7,304,847 shares issued and outstanding.

	Number of Shares		Percent
	of Common Stock		of
Name and Address of Beneficial Owner	Beneficially Owned		Class
ACK Asset Management LLC, et al.	385,000	(1)	5.3%
2 Overhill Road, Suite 400
Scarsdale, New York 10583
Juniper Targeted Opportunity Fund, L.P., et al.	405,055	(2)	5.5%
555 Madison Avenue, 24th Floor
New York, New York 10022
Minerva Advisors LLC, et al.	395,892	(3)	5.4%
50 Monument Road, Suite 201
Bala Cynwyd, Pennsylvania 19004
____________________

(1)	This information as to the beneficial ownership of shares of our common stock is based on the Schedule 13G dated December 31, 2018 filed with the Securities and Exchange Commission by ACK Asset Management LLC (“ACK”), an investment adviser, with respect to shares beneficially owned by certain funds and managed accounts advised by ACK and through ACK’s managing members, Richard Meisenberg and John Reilly. ACK and Messrs. Meisenberg and Reilly report shared voting and shared dispositive power with respect to all 385,000 shares. Each of ACK, Mr. Meisenberg and Mr. Reilly disclaims beneficial ownership of these securities.

(2)	This information as to the beneficial ownership of shares of our common stock is based on the Schedule 13D dated October 25, 2017 filed with the Securities and Exchange Commission by Juniper Targeted Opportunity Fund, L.P. (“Juniper Fund”). Juniper HF Investors II, LLC, as the general partner of Juniper Fund and Juniper Investment Company, LLC, as the investment advisor of Juniper Fund, may be deemed to beneficially own the 405,055 shares. In addition, each of Alexis P. Michas and John A. Bartholdson, as the managing members of Juniper HF Investors II, LLC and Juniper Investment Company, LLC may be deemed to beneficially own the 405,055 shares. As record owner of the 405,055 shares, Juniper Fund has the power to vote or direct the vote of these shares and the power to dispose or direct the disposition of such shares. Juniper HF Investors II, LLC, Juniper Investment Company, LLC and Messrs. Michas and Bartholdson may be deemed to share with Juniper Fund the power to vote or to direct the vote and to dispose of or to direct the disposition of such shares.

(3)	This information as to the beneficial ownership of shares of our common stock is based on an amendment to Schedule 13G dated December 31, 2018 filed with the Securities and Exchange Commission by Minerva Advisors LLC, Minerva Group, LP, Minerva GP, LP, Minerva GP, Inc. and David P. Cohen. Minerva Group, LP reports sole voting and sole dispositive power with respect to 253,158 shares and Minerva Advisors LLC reports shared voting and shared dispositive power with respect to 142,734 shares. Minerva Advisors LLC, Minerva GP, LP, Minerva GP, Inc. and David P. Cohen are each deemed a beneficial owner of the 253,158 shares held by Minerva Group, LP and David P. Cohen is deemed the beneficial owner of the 142,734 shares beneficially owned by Minerva Advisors LLC.

SECURITY OWNERSHIP OF MANAGEMENT

The table below presents certain information as of July 17, 2019 about shares of our common stock held by (1) each of our directors; (2) each of our “named executive officers” (as defined under the heading “Executive Compensation”); and (3) all of our directors and named executive officers as a group.

	Number of Shares		Percent
	of Common Stock		of
Name of Beneficial Owner	Beneficially Owned (1)		Class (1)
Directors
Charles P. Hadeed	50,993		--
Richard J. Harrison	32,221		--
Gary J. Haseley	25,455	(2)	--
Paul D. Moore	56,919		--
Angela J. Panzarella	15,221		--
Alan H. Resnick	36,705		--
Carl E. Sassano	69,484		--
John T. Smith	30,555		--
Named Executive Officers
Lee D. Rudow (3)	278,810	(4)	3.7%
Michael J. Tschiderer	42,078	(5)	--
Robert A. Flack	26,141		--

All directors and named executive officers as a group (11 persons)	664,582	(6)	8.9%
____________________

(1)	The amounts reported by such persons are as of July 17, 2019, with percentages based on 7,304,847 shares issued and outstanding except where the person has the right to receive shares within the next 60 days (as indicated in the other footnotes to this table), which would increase the number of shares owned by such person and the number of shares outstanding. Under the rules of the Securities and Exchange Commission, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by the exercise of options or the vesting of restricted stock units. Shares that may be acquired within 60 days by the exercise of options are referred to in the footnotes to this table as “presently exercisable options.” Unless otherwise indicated in the other footnotes to this table, each shareholder named in the table has sole voting and sole investment power with respect to the all of the shares shown as owned by the shareholder. We have omitted percentages of less than 1% from the table.

(2)	The amount shown includes a presently exercisable option to purchase 2,000 shares and 1,200 shares held by Haseley family trusts.

(3)	Mr. Rudow is also a director.

(4)	The amount shown includes presently exercisable options to purchase 149,000 shares.

(5)	The amount shown includes a presently exercisable option to purchase 25,000 shares.

(6)	The amount shown includes presently exercisable options to purchase 176,000 shares.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers and greater than 10% shareholders to file with the Securities and Exchange Commission reports of ownership and changes in ownership regarding their holdings in company securities. During fiscal 2019, all of our directors and officers timely complied with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, except for Mr. Smith, a director, who filed a late report disclosing one transaction and a late report reporting seven transactions. In making this statement, we have relied upon the written representations of our directors and officers, and copies of the reports that they have filed with the Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

Our board of directors has adopted a written policy for transactions with related persons. Pursuant to the policy, the audit committee reviews and, when appropriate, approves any relationships or transactions in which our company and our directors and executive officers or their immediate family members are participants. Existing related person transactions, if any, are reviewed at least annually by the audit committee. Any director with an interest in a related person transaction is expected to recuse him or herself from any consideration of the matter.

During its review of such relationships and transactions, the audit committee considers (1) the nature of the related person’s interest in the transaction; (2) the material terms of the transaction, including the amount and type of transaction; (3) the importance of the transaction to the related person and to the Company; (4) whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and (5) any other matters the committee deems appropriate.

In addition, to the extent that the transaction involves an independent director, consideration is also given, as applicable, to the listing standards of the Nasdaq Stock Market and other relevant rules related to independence.

There were no reportable related person transactions during fiscal 2019.

SHAREHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

Proposals Submitted for Inclusion in our Proxy Materials

We will include shareholder proposals that comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, in our proxy materials for the 2020 annual meeting of shareholders. Among other things, Rule 14a-8 requires that we receive such proposals no later than 120 days prior to the one-year anniversary of this proxy statement. Thus, for the 2020 annual meeting of shareholders, we must receive shareholder proposals submitted for inclusion in our proxy materials no later than March 27, 2020. Shareholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary.

Proposals Not Submitted for Inclusion in our Proxy Materials

Shareholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, as described above, may be brought before the 2020 annual meeting of shareholders in accordance with Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. Pursuant to Rule 14a-4(c), we must receive these proposals no later than 45 days prior to the one-year anniversary of this proxy statement. Thus, for the 2020 annual meeting of shareholders, we must receive shareholder proposals that are not submitted for inclusion in our proxy materials no later than June 10, 2020. In accordance with Rules 14a-4(c) and 14a-8, we will not permit shareholder proposals that do not comply with the foregoing notice requirement to be brought before the 2020 annual meeting of shareholders. Shareholder proposals that are not submitted for inclusion in our proxy statement should be mailed to the following address: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary.

OTHER MATTERS

As of the date of this proxy statement, the board of directors does not know of any other matters that are to be presented for action at the annual meeting. Should any other matter come before the annual meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to the matter in accordance with their judgment.

By Order of the Board of Directors

Lee D. Rudow
President and Chief Executive Officer

Rochester, New York
July 25, 2019

We will make available at no cost, upon your written request, a copy of our Annual Report on Form 10-K for the fiscal year ended March 30, 2019 (without exhibits) as filed with the Securities and Exchange Commission. Copies of exhibits to our Form 10-K will be made available, upon your written request and payment to us of the reasonable costs of reproduction and mailing, if any. Written requests should be made to: Michael J. Tschiderer, Chief Financial Officer, Transcat, Inc., 35 Vantage Drive, Rochester, New York 14624.

TRANSCAT, INC.
35 VANTAGE POINT DRIVE
ROCHESTER, NY 14624

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on Tuesday, September 10, 2019 (the day before the meeting). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/TRNS2019

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on Tuesday, September 10, 2019 (the day before the meeting). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E82461-P27473	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
TRANSCAT, INC.
The Board of Directors recommends you vote FOR the three nominees listed.			For All	Withhold All	For All Except
			☐	☐	☐
1.	Election of Directors

Nominees:

	01)	Charles P. Hadeed
	02)	Paul D. Moore
	03)	Angela J. Panzarella
To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR Proposals 2, 3, and 5 and recommends you vote ONE YEAR on Proposal 4.

		For	Against	Abstain
2.	To fix the number of directors constituting the board of directors at ten.	☐	☐	☐
3.	To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

		1 Year	2 Years	3 Years	Abstain
4.	To vote, on an advisory basis, on the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐
			For	Against	Abstain
5.	To ratify the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 28, 2020.		☐	☐	☐

NOTE: In their discretion, and in accordance with applicable law, the proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to be held on September 11, 2019:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E82462-P27473

TRANSCAT, INC.
Annual Meeting of Shareholders
September 11, 2019 12:00 PM (Eastern Time)
This proxy is solicited on behalf of our Board of Directors
and each matter to be voted on at the annual meeting
has been proposed by our Board of Directors.

The undersigned appoints Charles P. Hadeed and Carl E. Sassano, and each of them, as proxies for the undersigned, with full power of substitution, to vote all shares of common stock of TRANSCAT, INC. that the undersigned is entitled to vote at the annual meeting of shareholders to be held virtually at www.virtualshareholdermeeting.com/TRNS2019 at 12:00 PM (Eastern Time) on Wednesday, September 11, 2019, and at any adjournment of the meeting.

●	This proxy will be voted as specified by you and it revokes any prior proxy given by you.
●

Unless you withhold authority to vote for one or more of the nominees according to the instructions on the reverse side of this proxy, your signed proxy will be voted FOR the election of the three director nominees listed on the reverse side of this proxy and described in the accompanying proxy statement.

●

Unless you specify otherwise, your signed proxy will be voted FOR Proposals 2, 3, and 5 and for ONE YEAR on Proposal 4 listed on the reverse side of this proxy and described in the accompanying proxy statement.

●	You acknowledge receipt with this proxy of a copy of the notice of annual meeting and proxy statement dated July 25, 2019, describing more fully the proposals listed in this proxy.

Continued and to be signed on reverse side